                                                                    EXHIBIT 99.3

                               US DATAWORKS, INC.
                               ------------------


                             CONVERTIBLE DEBENTURES
                             ----------------------
                             AND WARRANTS AGREEMENT
                             ----------------------

THIS CONVERTIBLE DEBENTURES AND WARRANTS AGREEMENT (this "AGREEMENT"), dated August 4, 2003, is entered into by and between US Dataworks, Inc., a Nevada corporation (the "COMPANY"), and Bonanza Master Fund, Ltd. ("BONANZA"), Merriman Curhan Ford & Company, LLP ("MCF"), D. Jonathan Merriman, an individual ("MERRIMAN"), Gregory Curhan, an individual ("CURHAN") and Ken Werner, an individual ("WERNER"). Bonanza, MCF, Merriman, Curhan and Werner hereinafter referred to collectively as "PURCHASERS"; or each a "PURCHASER". The Company and Purchasers may be referred herein as the "PARTIES" or each, a "PARTY".

         WHEREAS, pursuant to that certain securities purchase agreement, dated June 30, 2003, entered into by and between the Company and Purchasers ("SECURITIES PURCHASE AGREEMENT"), Purchasers purchased and the Company issued and sold, in the aggregate, five hundred thousand dollars ($500,000) of the common stock of the Company (such common stock purchased pursuant to the Securities Purchase Agreement, hereinafter, the "ORIGINAL COMMON STOCK"). As a further condition of the Securities Purchase Agreement, the Company also issued warrants ("ORIGINAL WARRANTS") to each Purchaser, entitling the holder to exercise such warrants for the purchase of common stock (the shares of common stock issued upon the exercise of the Original Warrants hereinafter, "ORIGINAL WARRANTS SHARES"). The Company granted each Purchaser one thousand (1,000) Original Warrants for every ten thousand dollars ($10,000) such Purchaser paid of Subscription Amount (as such term is defined in the Securities Purchase Agreement) to the Company.

         WHEREAS, in addition to the Securities Purchase Agreement, the Parties entered into that certain registration rights agreement, of even date thereof (the "REGISTRATION RIGHTS AGREEMENT"), setting forth Purchasers' rights by which Purchasers' Original Common Stock, as well as any Original Warrant Shares, shall be included in a registration statement filed by the Company with the Securities Exchange Commission (the "COMMISSION") within forty-five (45) days thereafter and to be declared effective by the SEC within ninety (90) days thereafter.

         WHEREAS, the Company desires, and Purchasers, and each of them individually, agrees to surrender Purchasers' Original Common Stock in exchange for certain convertible debentures ("DEBENTURES," each, a "DEBENTURE"). The Original Common Stock shall be cancelled and no new shares of Common Stock are to be issued in the place of such surrendered Original Common Stock. Each Debenture will be subject to the terms and conditions set forth herein and in the Debenture, substantially in the form attached hereto as EXHIBIT A.

         WHEREAS, as an inducement to Purchasers to surrender their Original Common Stock in exchange for the Debentures, the Company wishes to grant Purchasers additional warrants (the "NEW WARRANTS") entitling Purchasers to purchase common stock ("NEW WARRANTS SHARES") at the exercise price described herein and in the New Warrants, substantially in the form attached hereto as EXHIBIT B.

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

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

                                   Article I.
                                   DEFINITIONS

                  1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

                  "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

                  "CLOSING" means the closing of Purchasers' surrender of their Original Common Stock in exchange for the Debentures and New Warrants pursuant to Section 2.4.

                  "CLOSING DATE" means the date of the Closing.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the common stock of the Company, $0.0001 par value per share, and any securities into which such common stock may hereafter be reclassified.

                  "COMPANY COUNSEL" means Pillsbury Winthrop LLP.

                  "CONVERSION DATE" means the Trading Day immediately following the earlier of either (i) the approval by the Company's shareholders and implementation of a reverse stock split, the result of which causing enough authorized but not issued Common Stock to accommodate the full conversion of Purchasers' Debentures and exercise of Purchasers' Original Warrants and New Warrants; (ii) the approval and implementation of an increase to the authorized Common Stock, such increase in the authorized number of Common Stock substantial enough to accommodate the full conversion of Purchasers' Debentures and full exercise of its Original Warrants and New Warrants; or (iii) the period ending ten trading days following the Maturity Date.

                  "CONVERSION NOTICE" means notice from Purchasers of their intent to convert their Debentures and/or exercise their Original Warrants and/or New Warrants on or following the Conversion Date.

                  "DEBENTURE SHARES" means the shares of Common Stock issuable to each Purchaser upon conversion of the Debentures, pursuant to this Agreement.

                  "DISCLOSURE SCHEDULES" means the Disclosure Schedules concurrently delivered herewith.

                  "EFFECTIVE DATE" means the date that the Registration Statement is first declared effective by the Commission.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FW" means Feldman Weinstein LLP with offices located at 420 Lexington Avenue, New York, New York 10170-0002.

                  "MATERIAL ADVERSE EFFECT" means: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

                  "MATURITY DATE" shall have the meaning ascribed to such term
         Section 2.1(a)(iii).

                  "NEW WARRANTS" shall have the meaning ascribed to such term in
         Section 2.2.

                  "NEW WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the New Warrants.

                  "ORIGINAL COMMON STOCK" means the Common Stock purchased by the Purchasers pursuant to the Securities Purchase Agreement.

                  "ORIGINAL WARRANTS" mean the warrants issued to Purchasers pursuant to the Securities Purchase Agreement.

                  "ORIGINAL WARRANTS SHARES" means the Common Stock the Purchasers may purchase by exercising their Original Warrants.

                  "PER SHARE CONVERSION PRICE " equals nine cents ($0.09), subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

                  "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, as amended herein, and covering the resale by the Purchasers of the Debenture Shares the Original Warrants Shares and the New Warrant Shares.

                  "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement, dated June 30, 2003, entered into by and between the Parties and as amended herein.

                  "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "SECURITIES" means the Debentures, the Debenture Shares, the Original Warrants, the Original Warrant Shares, the New Warrants and the New Warrant Shares.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITIES PURCHASE AGREEMENT" means that certain securities purchase agreement, dated June 30, 2003 entered into by and between the Parties.

                  "SUBSCRIPTION AMOUNT" means, as to each Purchaser, the amounts set forth below such Purchaser's signature block on the signature page of the Securities Purchase Agreement.

                  "TRADING DAY" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or
         (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

                  "TRADING MARKET" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Registration Rights Agreement (as amended), the Debentures, the Original Warrants, the New Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                  "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. ET to 4:02 p.m. Eastern Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on an Trading Market and if prices for the

         Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by Purchasers holding a majority of the principal amount of Debentures then outstanding.

                                   Article II.
           CONVERTIBLE DEBENTURES, NEW WARRANTS AND AMENDMENTS TO THE
                          REGISTRATION RIGHTS AGREEMENT

                  2.1 CONVERTIBLE DEBENTURE.

                           (a) Upon the execution of this Agreement, the
Original Common Stock certificates received by each Purchaser pursuant to Securities Purchase Agreement are hereby deemed surrendered and automatically cancelled and each Purchaser shall receive from the Company a Debenture, substantially in the form attached hereto as EXHIBIT A. Purchasers shall pay no additional consideration for the Debentures. The form of the Debenture will include:

                                    (i) the Debenture shall bear ten percent
(10%) interest per ANNUM ("INTEREST") payable semi-annually;

                                    (ii) Purchasers may convert all or any
portion of the outstanding principal balance (and all of any portion of accrued but unpaid Interest) of the Debenture into Debenture Shares voluntarily at the Per Share Conversion Price any time following the Conversion Date;

                                    (iii) on August 4, 2004 (the "MATURITY
DATE"), or such date that is earlier pursuant to the Debentures, Purchasers may demand all of the outstanding principal balance and any accrued and unpaid Interest that is due and payable; and

                                    (iv) the Company may not redeem the
Debenture except with the written consent of Purchasers.

                           (b) In the event that the Company does not have an
adequate number of authorized Common Stock to issue all of the Debenture Shares, Original Warrant Shares and New Warrants Shares within thirty (30) days of any Purchaser's Conversion Notice, then (i) first, the Company's Chief Executive Officer, (ii) and if more Common Stock is required, then second, the President,
(iii) and if more Common Stock is required, then third and on a PRO RATA basis, any other executive officers of the Company, shall surrender to the Company, for immediate cancellation, that number of such executive officer's shares of Common Stock necessary, when added to the available authorized but not issued shares of Common Stock, to enable the Company to issue the Debenture Shares, Original

Warrant Shares and New Warrants Shares so converted and/or exercised by Purchasers. Upon cancellation of such surrendered Common Stock, the Company shall promptly issue the corresponding certificates to each Purchaser for the Debenture Shares, Original Warrant Shares and New Warrants Shares as converted/exercised by such Purchaser. It shall be the sole obligation of the Company and its Chief Executive Officer, President and other executive officers to enter into any separate contractual arrangements so as to remunerate the Chief Executive Officer, President and other executive officers for the Common Stock each surrenders pursuant to this Section 2.1(b) and the Company shall hold the Purchasers harmless (as further set forth in Section 4.10 herein) against any claims brought by the Chief Executive Officer, President and other executive officers who surrender Common Stock, and their successors and assigns, arising from or relating to this Section 2.1(b).

                  2.2 WARRANTS. The Company shall grant new warrants ("NEW WARRANTS"), substantially in the form attached hereto as EXHIBIT B, to each Purchaser entitling the holder to exercise such New Warrants for the purchase of New Warrant Shares. The Company shall grant Purchasers one thousand (1,000) New Warrants for every ten thousand dollars ($10,000) such Purchaser paid of Subscription Amount (as such term is defined in the Securities Purchase Agreement) to the Company. The exercise price for the New Warrants shall be the Per Share Conversion Price. The Warrants shall have a term of three (3) years.

                  2.3 AMENDMENTS TO THE REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement is hereby amended as follows:

                  (a) DEFINITIONS.

                           (i) The following new definition is inserted
immediately before "EFFECTIVENESS DATE":

         "CONVERSION DATE" means the Trading Day immediately following the earlier of either (i) the approval by the Company's shareholders and implementation of a reverse stock split, the result of which causing enough authorized but not issued Common Stock to accommodate the full conversion of Purchasers' Debentures and exercise of its Original Warrants and New Warrants;
(ii) the approval and implementation of an increase to the authorized Common Stock, such increase in the authorized number of Common Stock substantial enough to accommodate the full conversion of Purchasers' Debentures and full exercise of Purchasers' Original Warrants and New Warrants; or (iii) the period ending ten trading days following the Maturity Date.

                           (ii) "EFFECTIVENESS DATE" is amended by replacing
"Closing Date" with "Conversion Date".

                           (iii) "FILING DATE" is amended by replacing "Closing
Date" with "Conversion Date".

                           (iv) "REGISTRABLE SECURITIES" is amended by deleting
the phrase: "Shares, the Warrants Shares" and replacing it with: "Debenture Shares, Original Warrant Shares and New Warrant Shares".

                           (b) The remainder of the Registration Rights
Agreement shall remain unchanged and shall continue to be binding and effective upon the Parties.

                  2.4 CLOSING. At the Closing, all of the Original Common Stock certificates shall be deemed surrendered and automatically cancelled. Purchasers shall make their best efforts to deliver their actual Original Common Stock certificates to the Company; however, the failure of any Purchaser to deliver such Purchaser's Original Common Stock certificate will in no way effect the automatic cancellation of such Original Common Stock pursuant to this Agreement. Each Purchaser shall receive from the Company, and the Company shall issue to each Purchaser, a Debenture equal to such Purchaser's Subscription Amount. In addition and in consideration for the surrender of the Original Common Stock, each Purchaser shall be issued New Warrants enabling them to purchase upon exercise one thousand (1,000) New Warrants Shares for every ten thousand dollars ($10,000) such Purchaser paid of Subscription Amount to the Company. Upon satisfaction of the conditions set forth in Section 2.5, the Closing shall occur at the offices of the Company or such other location as the parties shall mutually agree.

                  2.5 CLOSING CONDITIONS.

                  (a) At the Closing (unless otherwise specified below) the Company shall deliver or cause to be delivered on behalf of each Purchaser the following:

                           (i) this Agreement duly executed by the Company;

                           (ii) a Debenture equal to such Purchaser's
                  Subscription Amount, issued in the name of such Purchaser; and

                           (iii) a New Warrant, issued in the name of such
                  Purchaser, pursuant to which such Purchaser shall have the right to purchase upon exercise one thousand (1,000) New Warrants Shares for every ten thousand dollars ($10,000) such Purchaser paid of Subscription Amount to the Company.

                  (b) At the Closing, each Purchaser shall deliver or cause to be delivered the following:

                           (i) this Agreement duly executed by such Purchaser;
                  and

                           (ii) such Purchaser's Original Common Stock
                  certificate(s), if available.

                  (c) All representations and warranties of the other party contained herein shall remain true and correct as of the Closing Date.

                  (d) As of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

                  (e) From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Shares at the such Closing.

                                  Article III.
                         REPRESENTATIONS AND WARRANTIES

                  3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth under the corresponding section of the Disclosure Schedules delivered concurrently herewith, all of the representations and warranties made by the Company in the Securities Purchase Agreement are and have remained true and correct as though such representations and warranties have been made at the time of Closing.

                  3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby, for itself and for no other Purchasers, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

                  (a) ORGANIZATION: AUTHORITY. Each of Bonanza and MCF hereby represent that it is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each of Merriman, Curhan and Werner hereby represent that they are individuals, each with the power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. Each Transaction Document to which each Purchaser is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

                  (b) INVESTMENT INTENT. Such Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                  (c) PURCHASER STATUS. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under
         Section 15 of the Exchange Act.

                  (d) EXPERIENCE OF SUCH PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                  (e) GENERAL SOLICITATION. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

         The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Security Purchase Agreement and this Section 3.2.

                                   Article IV.
                         OTHER AGREEMENTS OF THE PARTIES

                  4.1 TRANSFER RESTRICTIONS.

                  (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                  (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 (a) UNDER THE SECURITIES ACT.

                  The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

                  (c) Certificates evidencing the Debenture Shares, Original Warrants Shares and New Warrants Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or
         (ii) following any sale of such Debenture Shares, Original Warrants Shares or New Warrants Shares pursuant to Rule 144, or (iii) if such Debenture Shares, Original Warrants Shares or New Warrants Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a confirming statement to the Company's transfer agent promptly after the Effective Date if required by the Company's transfer agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Debenture Shares, Original Warrants Shares or New Warrants Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

                  (d) In addition to such Purchaser's other available remedies, the Company shall pay to a Purchaser, in cash, as liquidated damages and not as a penalty, for each $1,000 of Debenture Shares, Original Warrants Shares or New Warrants Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Company's transfer agent) subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after such third Trading Day until such certificate is delivered. Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

                  (e) Each Purchaser, severally and not jointly, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company's reliance that the Purchasers will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom. [SEE SECTION 5(B) OF THE RRA]

                  4.2 FURNISHING OF INFORMATION. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such holder of Securities, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

                  4.3 INTEGRATION. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

                  4.4 [INTENTIONALLY OMITTED]

                  4.5 DISCLOSURE, PUBLICITY. The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the. Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except
(i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

                  4.6 SHAREHOLDERS RIGHTS PLAN. No claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

                  4.7 NON-PUBLIC INFORMATION. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

                  4.8 [INTENTIONALLY OMITTED]

                  4.9 REIMBURSEMENT. If any Purchaser becomes involved in any capacity in any legal proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser's acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

                  4.10 INDEMNIFICATION OF PURCHASERS. The Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a "PURCHASER PARTY") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to: (a) any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; or (b) any cause of action, suit or claim brought or made against such Purchaser Party and arising solely out of or solely resulting from the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents and without causation by any other activity, obligation, condition or liability pertaining to such Purchaser. The Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

                  4.11 RESERVATION OF COMMON STOCK. The Company shall use its commercially reasonable best efforts to reserve and continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Debenture Shares pursuant to this Agreement and Original Warrants Shares and New Warrants Shares pursuant to the Original Warrants and New Warrants, respectively.

                  4.12 LISTING OF COMMON STOCK. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on the Trading Market, and as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date and the first anniversary of the Closing Date) to list the applicable Debenture Shares, Original Warrants Shares and New Warrants Shares on the Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Debenture Shares, Original Warrants Shares and New Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Purchasers to cause the Debenture Shares, Original Warrants Shares and New Warrants Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

                                   Article V.
                                  MISCELLANEOUS

                  5.1 FEES AND EXPENSES. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

                  5.2 ENTIRE AGREEMENt. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

                  5.4 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice . is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

                  5.5 AMENDMENTS: Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

                  5.6 CONSTRUCTION. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  5.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers".

                  5.8 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Sections 4.9 and 4.10.

                  5.9 GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

                  5.10 SURVIVAL. The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Debentures Shares, Original Warrants Shares and New Warrant Shares.

                  5.11 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

                  5.12 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                  5.13 REPLACEMENT OF SECURITIES. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

                  5.14 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                  5.15 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall, to the extent permissible under applicable law, be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  5.16 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchasers, and no Purchasers shall be responsible in any way for the performance of the obligations of any other Purchasers under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchasers to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through FW. FW does not represent all of the Purchasers in this transaction but only Bonanza Master Fund Ltd. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.


                            (SIGNATURE PAGE FOLLOWS)

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

US DATAWORKS, INC.
                                                  ADDRESS FOR NOTICE:
                                                  -------------------
                                                  5301 Hollister Road, Suite 250
                                                  Houston, TX 77040
By:     /S/ JOHN S. REILAND                       Attn:  CEO
     --------------------------------             Tel: (713) 934-3855
     Name: John S. Reiland                        Fax: (713) 934-8127
     Title: CFO

With copy to (which shall not constitute notice):

Pillsbury Winthrop LLP
2550 Hanover Street
Palo Alto, CA 94304-1115
Attn: J. Figone
Tel.  (650) 233-4613
Fax:  (650) 233-4545

                           [SIGNATURE PAGE CONTINUES]

                           PURCHASER'S SIGNATURE PAGE


         IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to he duly executed by their respective authorized signatories as of the date first indicated above.

BONANZA MASTER FUND LTD.
                                                 ADDRESS FOR NOTICE:
                                                 -------------------
                                                 8235 Douglas, Suite 423
                                                 Dallas, TX 75205
By:  /S/ BRIAN LADIN                             P: 214.615.7090
   ----------------------------------            F: 214.987.4342
     Name:  Brian Ladin                          Attn: Brian Ladin
     Title:  Managing Director

Subscription Amount:  $250,000
New Warrant Shares:     25,000


WITH A COPY TO:
--------------
                                                Feldman Weinstein LLP
                                                420 Lexington Avenue
                                                New York, New York 10170
                                                Attn: Joseph Smith
                                                Tel: (212) 869-7000
                                                Fax: (212) 401-4741



                           [SIGNATURE PAGE CONTINUED]

                           PURCHASER'S SIGNATURE PAGE


         IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MERRIMAN CURHAN FORD & CO.
                                                    ADDRESS FOR NOTICE:
                                                    -------------------
                                                    601 Montgomery St., Ste 1800
                                                    San Francisco, CA 94111
By:  /S/ JOHN HIESTAND                              Attn: D. Jonathan Merriman
   ----------------------------------------         Tel: 415.248.5601
     Name:  John Hiestand                           Fax: 415.248.5690
     Title:  Chief Financial Officer

Subscription Amount:  $140,000
New Warrant Shares:  14,000


WITH A COPY TO:
--------------

                           PURCHASER'S SIGNATURE PAGE


         IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

D. JONATHAN MERRIMAN
                                                  ADDRESS FOR NOTICE:
                                                  -------------------
                                                  601 Montgomery St., Ste 1800
                                                  San Francisco, CA 94111
By:  /S/ D. JONATHAN MERRIMAN                     Attn: D. Jonathan Merriman
   ----------------------------------------       Tel: 415.248.5601
     Name:  D. Jonathan Merriman                  Fax: 415.248.5690
     Title:  Chairman & CEO

Subscription Amount:  $50,000
New Warrant Shares:     5,000


WITH A COPY TO:
--------------

                           PURCHASER'S SIGNATURE PAGE


         IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

KENNETH R. WERNER
                                                 ADDRESS FOR NOTICE:
                                                 -------------------
                                                 601 Montgomery St., Ste 1800
                                                 San Francisco, CA 94111
By:  /S/ KENNETH R. WERNER                       Attn: Kenneth R. Werner
   ---------------------------------------       Tel: 415.248.5610
     Name:  Kenneth R. Werner                    Fax: 415.248.5690
     Title:

Subscription Amount:  $50,000
New Warrant Shares:     5,000


WITH A COPY TO:
--------------

                           PURCHASER'S SIGNATURE PAGE


         IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GREGORY CURHAN
                                                    ADDRESS FOR NOTICE:
                                                    -------------------
                                                    601 Montgomery St., Ste 1800
                                                    San Francisco, CA 94111
By:  /S/ GREGORY CURHAN                             Attn: Gregory Curhan
   ---------------------------------------          Tel: 415.248.5678
     Name:  Gregory Curhan                          Fax: 415.248.5690
     Title:

Subscription Amount:  $10,000
New Warrant Shares:  1,000


WITH A COPY TO:
--------------